1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
fax 703.714.8100

February 28, 2007

Deutsche Mortgage & Asset Receiving Corporation
Attention: Helaine M. Kaplan
60 Wall Street
New York, New York 10005

LaSalle Bank National Association
Attention: Global Securities and Trust Services Group-CD 2006-CD3
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

RE: Solely for the Shopko A3, A4 and A6 Non-Trust Loans held by the Deutsche Mortgage & Asset Receiving Corporation CD 2006-CD3 Trust (the "Certificates") and Serviced under the Citigroup Commercial Mortgage Pass-Through Certificates Series 2006-C4 Pooling and Servicing Agreement

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 3.13 of the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 2006, among Citigroup Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, and solely for the Shopko A3, A4 and A6 Non-Trust Loans held by the Deutsche Mortgage & Asset Receiving Corporation CD 2006-CD3 Trust (the "Certificates") and serviced under the Citigroup Commercial Mortgage Pass-Through Certificates Series 2006-C4 Pooling and Servicing Agreement. All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2006 or portion thereof and of its performance under this Agreement has been made under such officer's supervision; and

(ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled in all its obligations under this Agreement in all material respects throughout such year or portion thereof.

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
   Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer

Compliance Certification

Solely for the Shopko A3, A4 and A6 Non-Trust Loans held by the Deutsche Mortgage & Asset Receiving Corporation CD 2006-CD3 Trust (the "Certificates") and Serviced under the Citigroup Commercial Mortgage Pass-Through Certificates Series 2006-C4 Pooling and Servicing Agreement February 28, 2007

With copies to:

Cadwalader, Wickersham & Taft LLP Attention: Anna H. Glick
One World Financial Center
New York, New York 10281

Capmark Finance Inc.
Attention: Servicing Manager Director
200 Witmer Road
Horsham, PA 19044

Capmark Finance Inc.
Attention: General Counsel
200 Witmer Road
Horsham, PA 19044

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, NC 28262-1075
Attention: CD 2006-CD3

Alston & Bird
Attention: Attn: Paul S. Donohue
101 S. Tryon Street, Suite 4000
Charlotte, NC 28280

Moody's Investors Service, Inc.
Attention: Commercial Mortgage Surveillance Group
99 Church Street, 4th Floor
New York, NY 10041

Standard & Poor's Ratings Services
Attention: Commercial Mortgage Surveillance Group
55 Water Street
New York, NY 10041